Exhibit 23.3


           Consent Of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Reckson Associates Realty Corp. (the "Company") and Reckson Operating Partnership, L.P. ("Operating Partnership") for the registration of up to $594,314,654 of shares of its common stock, preferred stock, depositary shares and warrants and of up to $600,000,000 of the Operating Partnership's debt securities and to the incorporation by reference therein of our reports dated (i) February 17, 2004, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003 and (ii) February 17, 2004, except for Note 15 as to which the date is March 15, 2004, with respect to the consolidated financial statements and schedule of the Operating Partnership included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP
New York, New York
September 10, 2004